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                                     June 25, 1998 - INFORMATION ON DISTRIBUTION              EXHIBIT 28.4
                                                     TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $238,178,818   6.680%    $1,291,318    $1,291,318   $34,291,613     $203,887,205
  R                100             0   6.680%             0             0             0                0
  B-1        5,257,000     5,242,679   6.680%        28,424        28,424         4,327        5,238,351
  B-2       13,142,815    13,107,011   6.680%        71,061        71,061        10,818       13,096,193

          $350,471,515  $256,528,508             $1,390,803    $1,390,803   $34,306,758     $222,221,749




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